UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 15, 2025

NETSTREIT Corp.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-39443	84-3356606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2021 McKinney Avenue Suite 1150 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)
972-200-7100
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NTST	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreements.

On January 15, 2025 (the “Closing Date”), NETSTREIT, L.P. (the “Borrower”) and NETSTREIT Corp. (the “Company”) entered into (i) that certain Second Amended and Restated Credit Agreement (the “Amended Wells Fargo Credit Agreement”), by and among the Borrower, the Company, the several institutions party thereto, as lenders, and Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, (ii) that certain Amended and Restated Credit Agreement (the “Amended PNC Credit Agreement”), by and among the Borrower, the Company, the several institutions party thereto, as lenders, and PNC Bank, National Association (“PNC”), as Administrative Agent; and (iii) that certain First Amendment to Term Loan Agreement (the “Truist Amendment Agreement”), by and among the Borrower, the Company, the several institutions party thereto, as lenders, and Truist Bank (“Truist”), as Administrative Agent. The Amended Wells Fargo Credit Agreement amends and restates in its entirety that certain Amended and Restated Credit Agreement, dated as of June 15, 2023 (as amended prior to the Closing Date, the “Existing Wells Fargo Credit Agreement”), by and among the Borrower, the Company, the financial institutions party thereto, as lenders, and Wells Fargo, as Administrative Agent. The Amended PNC Credit Agreement amends and restates in its entirety that certain Credit Agreement, dated as of August 11, 2022 (as amended prior to the Closing Date, the “Existing PNC Credit Agreement”), by and among the Borrower, the Company, the financial institutions party thereto, as lenders, and PNC, as Administrative Agent. The Truist Amendment Agreement amends the terms of that certain Credit Agreement, dated as of June 3, 2023 (as amended prior to the Closing Date, the “Existing Truist Credit Agreement” and, as amended by the Truist Amendment Agreement, the “Amended Truist Credit Agreement”), by and among the Borrower, the Company, the financial institutions party thereto, as lenders, and Truist, as Administrative Agent. As used herein, “Amended Credit Agreements” is a collective reference to the Amended Wells Fargo Credit Agreement, the Amended PNC Credit Agreement and the Amended Truist Credit Agreement.

The Amended Wells Fargo Credit Agreement provides for a $175.0 million senior unsecured term loan (the “Wells Fargo Term Loan”), which was funded in full under the Existing Wells Fargo Credit Agreement, maturing on January 15, 2029, which date may be extended by one year at the election of the Borrower (subject to certain conditions). The Wells Fargo Term Loan is repayable at the Borrower’s option in whole or in part without premium or penalty and may, subject to the terms of the Amended Wells Fargo Credit Agreement, be increased in an amount of up to $400.0 million at the Borrower’s request.

The Amended PNC Credit Agreement provides for (i) a $200.0 million senior unsecured term loan (the “Tranche A PNC Term Loan”), which was fully funded under the Existing PNC Credit Agreement (ii) a $175.0 million senior unsecured term loan (the “Tranche B PNC Term Loan” and, together with the Tranche A PNC Term Loan, the “PNC Term Loans”), which was fully funded on the Closing Date, and (iii) a $500.0 million senior unsecured revolving credit facility (the “PNC Revolver,” and together with the PNC Term Loans, the “PNC Credit Facility”). Subject to the terms of the Amended PNC Credit Agreement, the PNC Credit Facility may be increased in an amount of up to $1,400.0 million in the aggregate. The Tranche A PNC Term Loan matures on February 11, 2028. The Tranche B PNC Term Loan and the PNC Revolver matures on January 15, 2029, each subject to extension of up to one year. The PNC Term Loans are repayable at the Borrower’s option in whole or in part without premium or penalty.

The Truist Amendment Agreement amends the terms of the Existing Truist Credit Agreement to, among other things, revise the applicable pricing, remove certain financial covenants, and make certain other changes necessary to conform certain terms in the Existing Truist Credit Agreement to the terms of the Amended Wells Fargo Credit Agreement and the Amended PNC Credit Agreement.

Pursuant to the Amended Wells Fargo Credit Agreement, the Amended PNC Credit Agreement, and the Truist Amendment Agreement, the Company and certain material subsidiaries of the Borrower entered into or reaffirmed, as applicable, guarantee agreements providing for the guarantee of the obligations under each of the Amended Credit Agreements and certain hedging and cash management obligations of the Company and its subsidiaries.

The Wells Fargo Term Loan and the Tranche A PNC Term Loan were fully funded prior to, and remained outstanding as of, the Closing Date. As of the Closing Date, $247.0 million was outstanding under the PNC Revolver. The proceeds of the Tranche B PNC Term Loans funded on the Closing Date, and the proceeds of any additional revolving loans under the PNC Revolver, may be used for general corporate purposes.

The interest rates under the Amended Credit Agreements are determined by the Company’s Investment Grade Rating status and consolidated total leverage ratio. Prior to the date the Company obtains an Investment Grade Rating, interest rates are based solely on the Company’s consolidated total leverage ratio, and are determined by (A) in the case of the Wells Fargo Term Loan and the PNC Term Loans either (i) SOFR, plus a margin ranging from 1.15% to 1.60%, based on the Company’s consolidated total leverage ratio, or (ii) a Base Rate, plus a margin ranging from 0.15% to 0.60%, based on the Company’s consolidated total leverage ratio and (B) in the case of the PNC Revolver either (i) SOFR, plus a margin ranging from 1.00% to 1.45%, based on the Company’s consolidated total leverage ratio, or (ii) a Base Rate, plus a margin ranging from 0.00% to 0.45%, based on the Company’s consolidated total leverage ratio. After the date the Company obtains an Investment Grade Rating, interest rates are based on the Company’s Investment Grade Rating and its consolidated total leverage ratio, and are determined by (A) in the case of the Wells Fargo Term Loan either (i) SOFR, plus a margin ranging from 0.80% to 1.60%, based on the Company’s Investment Grade Rating and consolidated total leverage ratio, or (ii) a Base Rate, plus a margin ranging from 0.00% to 0.60%, based on the Company’s Investment Grade Rating and consolidated total leverage ratio and (B) in the case of the PNC Revolver either (i) SOFR, plus a margin ranging from 0.725% to 1.40%, based on the Company’s Investment Grade Rating and consolidated total leverage ratio, or (ii) a Base Rate, plus a margin ranging from 0.00% to 0.40%, based on the Company’s Investment Grade Rating and consolidated total leverage ratio.

The Company has fully hedged the Tranche B PNC Term with an all-in interest rate of 5.12%. Interest is payable monthly or at the end of the applicable interest period in arrears on any outstanding borrowings.

The Amended Credit Agreements contain customary representations and warranties, which include customary materiality, material adverse effect and knowledge qualifiers. The Amended Credit Agreements contain customary affirmative and negative covenants including, among other requirements, negative covenants that restrict the Company’s and its subsidiaries’ ability to create liens, and that restrict its subsidiaries’ ability to incur certain indebtedness. Further, the Amended Credit Agreements contain a number of financial covenants including, among others, the maintenance of a maximum leverage ratio, a fixed charge coverage ratio, a secured leverage ratio and a minimum tangible net worth.

The Amended Credit Agreements contain events of default that include, among others, non-payment of principal, interest or fees, breach of covenants, inaccuracy of representations and warranties, cross defaults to certain other indebtedness, bankruptcy and insolvency events with respect to the Company and certain of its subsidiaries, material judgments, and events constituting a change of control. Upon the occurrence and during the continuance of an event of default, the lenders under each such Amended Credit Agreement may accelerate the obligations under the applicable Amended Credit Agreement; however, under each Amended Credit Agreement, acceleration will be automatic in the case of bankruptcy and insolvency events of default involving the Company.

The foregoing descriptions of the Amended Credit Agreements are not complete and are qualified in their entirety by reference to the Amended Wells Fargo Credit Agreement, the Amended PNC Credit Agreement and the Amended Truist Agreement filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and each such exhibit is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit	Description
10.1#
Second Amended and Restated Credit Agreement, dated January 15, 2025, by and among NETSTREIT, L.P., NETSTREIT Corp., the several institutions party thereto, as lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

10.2#
Amended and Restated Credit Agreement, dated January 15, 2025, by and among NETSTREIT, L.P., NETSTREIT Corp., the several institutions party thereto, as lenders, and PNC Bank, National Association, as Administrative Agent.

10.3#
As-Amended Term Loan Agreement, dated June 3, 2023, by and among NETSTREIT, L.P., NETSTREIT Corp., the several institutions party thereto, as lenders, and Truist Bank, as Administrative Agent (reflecting the amendments set forth in the First Amendment to the Term Loan Agreement, dated January 15, 2025).

104	Cover page interactive data file (embedded within the inline XBRL document).
# Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSTREIT Corp.

January 17, 2025	/s/ DANIEL DONLAN
Date	Daniel Donlan
Chief Financial Officer and Treasurer
(Principal Financial Officer)